EXHIBIT 99.1

Edge Petroleum Sets Its Annual Stockholders' Meeting for October 23, 2008

HOUSTON, Sept. 9, 2008 (GLOBE NEWSWIRE) -- Edge Petroleum Corporation (Nasdaq:EPEX) (Nasdaq:EPEXP) ("Edge" or the "Company") today announced that it has set October 23, 2008 as the meeting date and August 25, 2008 as the record date for its upcoming annual meeting of stockholders in Houston, Texas. At this meeting, Edge's common stockholders will vote on, among other items, the adoption of the merger agreement between Edge, Chaparral Energy, Inc. ("Chaparral") and Chaparral Exploration, L.L.C. that provides for Chaparral to acquire Edge in an all-stock transaction. As previously reported, under the terms of the merger agreement, Edge common stockholders will receive 0.2511 shares of Chaparral common stock for each share of Edge common stock, and Edge preferred stockholders will receive one share of Chaparral Series A preferred stock for each share of Edge preferred stock. As a result of the merger, Chaparral will become a publicly traded company. Chaparral's board of directors and stockholders have already voted in favor of the merger.

Edge also announced today that the Securities and Exchange Commission has declared effective Chaparral Energy's registration statement for the proposed merger. The effectiveness of the registration statement satisfies a condition to the closing of the proposed merger. It also allows Edge to solicit proxies from its stockholders relating to the merger and the other matters to be considered at Edge's annual meeting of stockholders.

Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States. Edge common stock and preferred stock are listed on the NASDAQ Global Select Market under the symbols "EPEX" and "EPEXP," respectively.

The Edge Petroleum Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3537

Additional Information and Where to Find It

In connection with the proposed merger with Chaparral, Edge and Chaparral have filed preliminary materials relating to the transaction with the U.S. Securities and Exchange Commission ("SEC"), including the registration statement containing a preliminary prospectus of Chaparral and a preliminary proxy statement of Edge. INVESTORS AND SECURITY HOLDERS OF EDGE ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND PRELIMINARY PROXY STATEMENT/PROSPECTUS, WHICH ARE AVAILABLE NOW, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT EDGE, CHAPARRAL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement containing the preliminary proxy statement/prospectus, which is available now, and the definitive proxy statement/prospectus when it is available and other documents containing information about Edge and Chaparral, without charge, at the SEC's web site at www.sec.gov. Investors and security holders may also obtain information with respect to Edge through its web site at www.edgepet.com. Copies of Edge's SEC filings may also be obtained for free by directing a request to Investor Relations, Edge Petroleum Corporation, (713) 654-8960. Copies of Chaparral's SEC filings may also be obtained for free by directing a request to Investor Relations, Chaparral Energy, Inc., (405) 478-8770.

Participants in Solicitation

Edge and Chaparral and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Edge's common stockholders in respect of the merger. Information about these persons can be found in Edge's Form 10-K/A as filed with the SEC on April 29, 2008 and Form 8-K filed with the SEC on July 15, 2008 and Chaparral's Form 10-K as filed with the SEC on March 31, 2008. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger is included in the registration statement containing a preliminary proxy statement/prospectus that has been filed with the SEC and will be included in the definitive proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.

Forward-Looking Statements

Statements about the proposed merger and all other statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Chaparral's and Edge's control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding the merger (including the benefits, results, effects and timing thereof), the combined company and attributes thereof and whether and when the transactions contemplated by the merger agreement will be consummated. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the failure to receive the approval of Edge's stockholders, the availability and terms of financing (including amounts required to refinance Chaparral's and Edge's existing credit facilities), the failure to satisfy conditions under commitment letters, the Series B preferred stock purchase agreement or the other conditions to the closing of the merger, costs and difficulties related to integration of businesses and operations, delays, costs and difficulties relating to the transactions, market conditions and other factors described in risk factors and elsewhere in Edge's Annual Report on Form 10-K for the twelve months ended December 31, 2007, as amended by its report on Form 10-K/A for that period, and those set forth from time to time in Chaparral's and Edge's filings with the SEC. Except as required by law, Edge expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

CONTACT:  Edge Petroleum Corporation
          John W. Elias, Chief Executive Officer
          (713) 654-8960